UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GigCapital3, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-4605714
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1731 Embarcadero Rd., Suite 200, Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Units, each consisting of one share of Common Stock and three-fourths of one Redeemable Warrant to purchase one share of Common Stock	New York Stock Exchange

Common Stock, par value $0.0001 per share	New York Stock Exchange

Redeemable Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-236626

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby of GigCapital3, Inc. (the “Registrant”) are units, common stock, par value $0.0001 per share, and redeemable warrants to purchase common stock of the Registrant. The description of the units, common stock, and redeemable warrants set forth under the heading “Description of Securities” in the prospectus forming part of the Registrant’s Registration Statement on Form S-1 (File No. 333-236626), originally filed with the Securities and Exchange Commission on February 25, 2020, as thereafter amended and supplemented from time to time (the “Registration Statement”) is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference.

Exhibit Number	Description

3.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-236626), filed with the Securities and Exchange Commission on February 25, 2020).

3.2	Form of Amended and Restated Certificate of Incorporation, to be effective upon consummation of the Registrant’s initial public offering (incorporated herein by reference to Exhibit 3.2 to Registrant’s Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-236626), filed with the Securities and Exchange Commission on April 29, 2020).

3.3	Bylaws (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-236626), filed with the Securities and Exchange Commission on February 25, 2020).

4.1	Specimen Unit Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-236626), filed with the Securities and Exchange Commission on April 29, 2020).

4.2	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-236626), filed with the Securities and Exchange Commission on April 22, 2020).

4.3	Specimen Warrant Certificate (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-236626), filed with the Securities and Exchange Commission on April 22, 2020).

4.4	Form of Warrant Agreement between the Continental Stock Transfer & Trust Company and the Registrant (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-236626), filed with the Securities and Exchange Commission on April 29, 2020).

10.1	Form of Investment Management Trust Agreement between the Continental Stock Transfer & Trust Company and the Registrant (incorporated herein by reference to Exhibit 10.11 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-236626), filed with the Securities and Exchange Commission on April 29, 2020).

10.2	Form of Registration Rights Agreement between the Registrant and certain security holders (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-236626), filed with the Securities and Exchange Commission on April 29, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GIGCAPITAL3, INC.

By:	/s/ Avi S. Katz
Name:	Dr. Avi S. Katz
Title:	President, Chief Executive Officer, Secretary and Executive Chairman of the Board of Directors

Date: May 4, 2020